Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Digital Ally, Inc. of our report dated April 13, 2018, relating to the consolidated financial statements of Digital Ally, Inc. appearing in the Annual Report on Form 10-K of Digital Ally, Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

RSM US LLP
Kansas City, Missouri
October 2, 2018